As filed with the Securities and Exchange Commission on July 15, 2021

Registration No. 333-200597

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1 TO

FORM S–8 REGISTRATION STATEMENT NO. 333-200597

UNDER

THE SECURITIES ACT OF 1933

AMERIS BANCORP

(Exact name of registrant as specified in its charter)

Georgia	58-1456434
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

3490 Piedmont Road, N.E., Suite 1550

Atlanta, Georgia 30305

(404) 639-6500

(Address of principal executive offices, including zip code)

Ameris Bancorp 2014 Omnibus Equity Compensation Plan

Ameris Bancorp 2021 Omnibus Equity Incentive Plan

(Full titles of the plans)

Jody L. Spencer

Corporate Executive Vice President and Chief Legal Officer

Ameris Bancorp

3490 Piedmont Road, N.E., Suite 1550

Atlanta, Georgia 30305

(404) 639-6500

(Name, address, including zip code, and telephone number,

including area code, of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☒	Accelerated filer ☐

Non-accelerated filer ☐	Smaller reporting company ☐

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

CALCULATION OF REGISTRATION FEE

Title of securities to be registered(1)(2)	Amount to be registered(1)(2)	Proposed maximum offering price per share	Proposed maximum aggregate offering price	Amount of registration fee(3)
Common Stock, $1.00 par value per share, under the Ameris Bancorp 2014 Omnibus Equity Compensation Plan and, to the extent specified herein, the Ameris Bancorp 2021 Omnibus Equity Incentive Plan	1,200,000	N/A	N/A	N/A

(1)	As described in the “Explanatory Note” below, this Post-Effective Amendment No. 1 to Registration Statement on Form S-8 (this “Post-Effective Amendment”) is being filed to provide that up to 323,364 shares of the common stock, $1.00 par value per share (the “Common Stock”), of Ameris Bancorp (the “Registrant”) originally registered upon the filing of the Registrant’s Registration Statement on Form S-8 (File No. 333-200597) filed on November 26, 2014 with respect to 1,200,000 shares of Common Stock (the “Prior Registration Statement”) for issuance under the Ameris Bancorp 2014 Omnibus Equity Compensation Plan (the “2014 Plan”), may be issued under the Ameris Bancorp 2021 Omnibus Equity Incentive Plan (the “2021 Plan”) under the circumstances described in this Post-Effective Amendment.

(2)	Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this Post-Effective Amendment also covers an indeterminate amount of additional shares of Common Stock that may be offered or delivered under the 2014 Plan and 2021 Plan to prevent dilution resulting from any stock dividend, stock split, recapitalization or other similar transaction. No additional registration fee is included for these shares.

(3)	The filing fee for the registration of the offer of shares of Common Stock under the 2014 Plan was paid in full upon the filing of the Prior Registration Statement. Pursuant to Securities Act Forms Compliance and Disclosure Interpretation 126.43 published by the Securities and Exchange Commission, no filing fee is required for this Post-Effective Amendment.

EXPLANATORY NOTE

Pursuant to Securities Act Forms Compliance and Disclosure Interpretation 126.43 (“CDI 126.43”) published by the Securities and Exchange Commission (the “Commission”), Ameris Bancorp (the “Company” or the “Registrant”) is filing this Post-Effective Amendment No. 1 (this “Post-Effective Amendment”) to its Registration Statement on Form S-8 (File No. 333-200597), which was filed with the Commission on November 26, 2014 with respect to 1,200,000 shares of the Company’s common stock, $1.00 par value per share (the “Common Stock”), to be issued under the Ameris Bancorp 2014 Omnibus Equity Compensation Plan (the “2014 Plan”).

On June 10, 2021, the Company’s shareholders approved the Ameris Bancorp 2021 Omnibus Equity Incentive Plan (the “2021 Plan”), which replaces the 2014 Plan. Pursuant to the 2021 Plan, no awards may be granted under the 2014 Plan after June 10, 2021, except for awards of restricted shares of Common Stock having an aggregate grant date value of approximately $715,000 to be granted, no later than June 30, 2021, to the Company’s non-employee directors elected at the Company’s 2021 Annual Meeting of Shareholders as the annual equity retainer for their service (“Non-employee Director Awards”). On June 10, 2021, the Company granted 13,233 restricted shares of Common Stock in respect of the Non-employee Director Awards.

Pursuant to the 2021 Plan, the number of shares of Common Stock with respect to which awards may be granted under the 2021 Plan includes: (i) the number of shares of Common Stock remaining available for grant under the 2014 Plan as of June 10, 2021 (less the number of shares of Common Stock subject to the Non-employee Director Awards); plus (ii) the number of shares of Common Stock that relate to awards granted under the 2014 Plan that were outstanding as of June 10, 2021 and that, subsequent to such date, cease to be outstanding other than by reason of their having been exercised for, or settled in, vested and nonforfeitable shares of Common Stock (clauses (i) and (ii), together, the “Carryover Shares”). On June 10, 2021, there were approximately 323,364 Carryover Shares.

Contemporaneously with the filing of this Post-Effective Amendment, the Company is filing a Registration Statement on Form S-8 to register the 2,500,000 newly authorized shares of Common Stock that have become available for offer or sale pursuant to the 2021 Plan, which number does not include the Carryover Shares.

In accordance with CDI 126.43, this Post-Effective Amendment is filed to indicate that the 2014 Plan will also cover the issuance of the Carryover Shares under the 2021 Plan (as such shares would no longer be issuable under the 2014 Plan). No additional securities are being registered by this Post-Effective Amendment.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.	Incorporation of Documents by Reference.

The following documents have been filed by the Company with the Commission and are incorporated herein by reference:

(a)	The Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2020 (the “2020 Annual Report”), filed with the Commission on February 26, 2021, including such portions of the Company’s definitive Proxy Statement relating to the Company’s 2021 Annual Meeting of Shareholders, filed with the Commission on April 26, 2021, that are incorporated by reference into the 2020 Annual Report, pursuant to General Instruction G to Form 10-K;

(b)	The Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2021, filed with the Commission on May 7, 2021;

(c)	The Company’s Current Reports on Form 8-K, filed with the Commission on June 10, 2021 and June 15, 2021;

(d)	The Company’s Current Report on Form 8-K/A, filed with the Commission on June 30, 2021; and

(e)	The description of Common Stock included under the heading “–Description of Capital Stock” found in the Company’s preliminary prospectus dated as of April 21, 1994, filed as part of its Registration Statement on Form SB-2 (Registration No. 33-77930) on April 21, 1994, and any amendments or reports filed for the purpose of updating such description, including the Description of Registrant’s Securities filed as Exhibit 4.57 to the 2020 Annual Report.

All reports and other documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), except for information furnished to the Commission that is not deemed to be “filed” for purposes of the Exchange Act, prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from their respective dates of filing (such documents, and the documents enumerated above, being hereinafter referred to as “Incorporated Documents”).

Any statement contained in an Incorporated Document shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed Incorporated Document modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.	Description of Securities.

Not applicable.

Item 5.	Interest of Named Experts and Counsel.

Not applicable.

Item 6.	Indemnification of Directors and Officers.

Subsection (a) of Section 14-2-851 of the Georgia Business Corporation Code (“GBCC”) provides that a corporation may indemnify an individual who is party to a proceeding because he or she is or was a director against liability incurred in the proceeding if: (1) such individual conducted himself or herself in good faith; and (2) such individual reasonably believed (A) in the case of conduct in his or her official capacity, that such conduct was in the best interests of the corporation, (B) in all other cases, that such conduct was at least not opposed to the best interests of the corporation, and (C) in the case of any criminal proceeding, that the individual had no reasonable cause to believe that such conduct was unlawful. Subsection (b) of Section 14-2-851 of the GBCC provides that a director's conduct with respect to an employee benefit plan for a purpose he or she believed in good faith to be in the interests of the participants in and beneficiaries of the plan satisfies the requirement described in Section 14-2-851 of the GBCC. Subsection (c) of Section 14-2-851 of the GBCC provides that the termination of a proceeding by judgment, order, settlement, or conviction, or upon a plea of nolo contendere or its equivalent is not, of itself, determinative that the director did not meet the standard of conduct described in Section 14-2-851 of the GBCC. Subsection (d) of Section 14-2-851 of the GBCC provides that a corporation may not indemnify a director in connection with a proceeding by or in the right of the corporation, except for reasonable expenses incurred in connection with the proceeding if it is determined that the director has met the relevant standard of conduct, or in connection with any proceeding with respect to conduct for which he or she was adjudged liable on the basis that personal benefit was improperly received by him or her, whether or not involving action in his or her official capacity. Notwithstanding the foregoing, pursuant to Section 14-2-854 of the GBCC, a court may order a corporation to indemnify a director if such court determines, in view of all the relevant circumstances, that it is fair and reasonable to indemnify or advance expenses to the director, even if the director has not met the relevant standard of conduct set forth in subsections (a) and (b) of Section 14-2-851 of the GBCC, failed to comply with Section 14-2-853 of the GBCC, or was adjudged liable in a proceeding referred to in paragraph (1) or (2) of subsection (d) of Section 14-2-851 of the GBCC but if the director was adjudged so liable, the indemnification shall be limited to reasonable expenses incurred in connection with the proceeding.

Section 14-2-852 of the GBCC provides that a corporation shall indemnify a director who was wholly successful, on the merits or otherwise, in the defense of any proceeding to which he or she was a party because he or she was a director of the corporation against reasonable expenses incurred by the director in connection with the proceeding.

Section 14-2-857 of the GBCC provides that a corporation may indemnify and advance expenses to an officer of the corporation who is a party to a proceeding because he or she is an officer of the corporation to the same extent as a director. If the officer is not a director (or if the officer is a director but the sole basis on which he or she is made a party to the proceeding is an act or omission solely as an officer), the corporation may also indemnify and advance expenses to such officer to such further extent as may be provided by the articles of incorporation or the bylaws of the corporation, by a resolution of the board of directors of the corporation, or by contract, except for liability arising out of conduct that constitutes: (1) the appropriation, in violation of their duties, of any business opportunity of the corporation; (2) acts or omissions which involve intentional misconduct or a knowing violation of law; (3) the types of liability set forth in Section 14-2-832 of the GBCC; or (4) receipt of an improper personal benefit. An officer of a corporation who is not a director is entitled to mandatory indemnification under Section 14-2-852 of the GBCC and may apply to a court under Section 14-2-854 of the GBCC for indemnification or advances, in each case to the same extent to which a director may be entitled to indemnification under those provisions. Finally, a corporation may also indemnify an employee or agent who is not a director to the extent that, consistent with public policy, may be provided by its articles of incorporation or bylaws, by general or specific action by its board of directors or by contract.

Article XI of the articles of incorporation of the Company provides that, except as may be limited by the GBCC or any successor law, no director shall be personally liable to the Company or any of its shareholders for monetary damages for breach of his or her duty of care or other duty as a director.

Article VII of the bylaws of the Company provides that every person (and the heirs and legal representatives of such person) who is or was a director or officer of the Company or any other corporation of which he or she served as such at the request of the Company and of which the Company directly or indirectly is a shareholder or creditor, or in which or in the stocks, bonds, securities or other obligations of which the Company is in any way interested, may be indemnified for any liability and expense resulting from any threatened, pending or completed action, suit or proceeding, civil, criminal, administrative, arbitrative or investigative or otherwise, or in connection with any appeal relating thereto, in which he or she may become involved, as a party or prospective party or otherwise, by reason of any action taken or not taken in his or her capacity as a director or officer or as a member of any committee appointed by the board of directors of the Company to act for, in the interest of, or on behalf of the Company, whether or not he or she continues to be a director or officer at the time such liability or expense is incurred; provided such person acted in good faith and (1) reasonably believed, in the case of conduct in the person’s official capacity, that the conduct was in the Company’s best interests; (2) reasonably believed, in all other cases, that the conduct was at least not opposed to the Company’s best interests; and (3) in the case of a criminal action or proceeding, did not have reasonable cause to believe that his or her conduct was unlawful. The termination of any claim, action, suit or proceeding, by judgment, order, compromise, settlement (with or without court approval) or conviction or upon a plea of guilty or of nolo contendere, or its equivalent, does not create a presumption that a director or officer did not meet the standards of conduct set forth in the bylaws of the Company. Expenses incurred with respect to any claim, action, suit or proceeding of the character described in Article VII of the bylaws of the Company may be advanced by the Company prior to the final disposition thereof upon receipt of any undertaking by or on behalf of the recipient to repay such amount, unless it is ultimately determined that he or she is entitled to indemnification under the bylaws of the Company.

Notwithstanding the foregoing, Article VII of the Company’s bylaws provides that no officer or director who was or is a party to any action or suit by or in the right of the Company to procure a judgment in its favor by reason of the fact that he or she is or was an officer or director of the Company or such other corporation can be indemnified in respect of any claim, issue or matter as to which such person is adjudged to be liable for negligence or misconduct in the performance of his or her duty to the Company, unless the court in which such action or suit was brought determines that, despite the adjudication of liability and in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper.

Article VII of the Company’s bylaws further provides that every person (and the heirs and legal representatives of such person) referred to above who has been wholly successful, on the merits or otherwise, with the respect to such claim, action, suit or proceeding is entitled to indemnification as of right without any further action or approval by the board of directors of the Company, and any indemnification otherwise pursuant to the bylaws of the Company will be made at the discretion of the Company, but only pursuant to a determination made in the manner set forth in Section 14-2-855 of the GBCC that indemnification is permissible in the circumstances. Section 14-2-855 of the GBCC provides that indemnification may be made where the person to be indemnified has met the relevant standard of conduct described above as determined by a majority vote of a quorum consisting of disinterested directors of the board of directors, by duly selected independent legal counsel or by a majority vote of the disinterested shareholders. The board of directors also may designate a special committee of two or more disinterested directors to make this determination.

The rights of indemnification provided in Article VII of the Company’s bylaws are in addition to: (1) any rights to which any director or officer may otherwise be entitled under any bylaw, agreement, vote of shareholders or otherwise; and (2) the power of the Company to purchase and maintain insurance on behalf of any director or officer against any liability asserted against him or her and incurred by him or her in such capacity, or arising out of his or her status as such, regardless of whether the Company would have the power to indemnify against such liability under the bylaws of the Company or otherwise.

The Company’s bylaws further provide that any amendment to Article VII thereof that limits or otherwise adversely affects the right of indemnification, advancement of expenses or other rights of any indemnified person thereunder shall, as to such indemnified person, apply only to proceedings based on actions, events or omissions occurring after such amendment and after delivery of notice of such amendment to the indemnified person so affected. Any indemnified person shall, as to any proceeding based on actions, events or omissions occurring prior to the date of receipt of such notice, be entitled to the right of indemnification, advancement of expenses and other rights under Article VII as in effect prior to such amendment.

Item 7.	Exemption from Registration Claimed.

Not applicable.

Item 8.	Exhibits.

Exhibit No.	Document
4.1	Articles of Incorporation of Ameris Bancorp, as amended (incorporated by reference to Exhibit 2.1 to Ameris Bancorp’s Regulation A Offering Statement on Form 1-A filed with the Commission on August 14, 1987).
4.2	Articles of Amendment to the Articles of Incorporation of Ameris Bancorp (incorporated by reference to Exhibit 3.7 to Ameris Bancorp’s Annual Report on Form 10-K filed with the Commission on March 26, 1999).
4.3	Articles of Amendment to the Articles of Incorporation of Ameris Bancorp (incorporated by reference to Exhibit 3.9 to Ameris Bancorp’s Annual Report on Form 10-K filed with the Commission on March 31, 2003).
4.4	Articles of Amendment to the Articles of Incorporation of Ameris Bancorp (incorporated by reference to Exhibit 3.1 to Ameris Bancorp’s Current Report on Form 8-K filed with the Commission on December 1, 2005).
4.5	Articles of Amendment to the Articles of Incorporation of Ameris Bancorp (incorporated by reference to Exhibit 3.1 to Ameris Bancorp’s Current Report on Form 8-K filed with the Commission on November 21, 2008).
4.6	Articles of Amendment to the Articles of Incorporation of Ameris Bancorp (incorporated by reference to Exhibit 3.1 to Ameris Bancorp’s Current Report on Form 8-K filed with the Commission on June 1, 2011).
4.7	Articles of Amendment to the Articles of Incorporation of Ameris Bancorp (incorporated by reference to Exhibit 3.7 to Ameris Bancorp’s Quarterly Report on Form 10-Q filed with the Commission on August 10, 2020).
4.8	Bylaws of Ameris Bancorp, as amended and restated through June 11, 2020 (incorporated by reference to Exhibit 3.8 to Ameris Bancorp’s Quarterly Report on Form 10-Q filed with the Commission on August 10, 2020).
4.9	Indenture between Ameris Bancorp and Wilmington Trust Company dated September 20, 2006 (incorporated by reference to Exhibit 4.4 to Ameris Bancorp’s Registration Statement on Form S-4 (Registration No. 333-138252) filed with the Commission on October 27, 2006).
4.10	Floating Rate Junior Subordinated Deferrable Interest Debenture dated September 20, 2006 to Ameris Statutory Trust I (incorporated by reference to Exhibit 4.7 to Ameris Bancorp’s Registration Statement on Form S-4 (Registration No. 333-138252) filed with the Commission on October 27, 2006).
4.11	Indenture between Ameris Bancorp (as successor to The Prosperity Banking Company) and U.S. Bank National Association dated as of March 26, 2003 (incorporated by reference to Exhibit 4.3 to Ameris Bancorp’s Annual Report on Form 10-K filed with the Commission on March 14, 2014).
4.12	First Supplemental Indenture dated as of December 23, 2013 by and among Ameris Bancorp, The Prosperity Banking Company and U.S. Bank National Association (incorporated by reference to Exhibit 4.4 to Ameris Bancorp’s Annual Report on Form 10-K filed with the Commission on March 14, 2014).
4.13	Form of Floating Rate Junior Subordinated Deferrable Interest Debenture Due 2033 (included as Exhibit A to the Indenture filed as Exhibit 4.3 to Ameris Bancorp’s Annual Report on Form 10-K filed with the Commission on March 14, 2014).
4.14	Indenture between Ameris Bancorp (as successor to The Prosperity Banking Company) and Deutsche Bank Trust Company Americas dated as of June 24, 2004 (incorporated by reference to Exhibit 4.6 to Ameris Bancorp’s Annual Report on Form 10-K filed with the Commission on March 14, 2014).
4.15	First Supplemental Indenture dated as of December 23, 2013 by and among Ameris Bancorp, The Prosperity Banking Company and Deutsche Bank Trust Company Americas (incorporated by reference to Exhibit 4.7 to Ameris Bancorp’s Annual Report on Form 10-K filed with the Commission on March 14, 2014).
4.16	Form of Floating Rate Junior Subordinated Deferrable Interest Note Due 2034 (incorporated by reference to Exhibit 4.8 to Ameris Bancorp’s Annual Report on Form 10-K filed with the Commission on March 14, 2014).
4.17	Indenture between Ameris Bancorp (as successor to The Prosperity Banking Company) and Wilmington Trust Company dated as of January 31, 2006 (incorporated by reference to Exhibit 4.9 to Ameris Bancorp’s Annual Report on Form 10-K filed with the Commission on March 14, 2014).
4.18	First Supplemental Indenture dated as of December 23, 2013 by and among Ameris Bancorp, The Prosperity Banking Company and Wilmington Trust Company (pertaining to Indenture dated as of January 31, 2006) (incorporated by reference to Exhibit 4.10 to Ameris Bancorp’s Annual Report on Form 10-K filed with the Commission on March 14, 2014).
4.19	Form of Floating Rate Junior Subordinated Deferrable Interest Debenture Due 2036 (included as Exhibit A to the Indenture filed as Exhibit 4.9 to Ameris Bancorp’s Annual Report on Form 10-K filed with the Commission on March 14, 2014).

4.20	Indenture between Ameris Bancorp (as successor to The Prosperity Banking Company) and Wilmington Trust Company dated as of September 20, 2007 (incorporated by reference to Exhibit 4.18 to Ameris Bancorp’s Annual Report on Form 10-K filed with the Commission on March 14, 2014).
4.21	First Supplemental Indenture dated as of December 23, 2013 by and among Ameris Bancorp, The Prosperity Banking Company and Wilmington Trust Company (pertaining to Indenture dated as of September 20, 2007) (incorporated by reference to Exhibit 4.19 to Ameris Bancorp’s Annual Report on Form 10-K filed with the Commission on March 14, 2014).
4.22	Form of Fixed/Floating Rate Junior Subordinated Deferrable Interest Debenture Due 2037 (included as Exhibit A to the Indenture filed as Exhibit 4.18 to Ameris Bancorp’s Annual Report on Form 10-K filed with the Commission on March 14, 2014).
4.23	Indenture between Ameris Bancorp (as successor to Coastal Bankshares, Inc.) and Wells Fargo Bank, National Association dated as of August 27, 2003 (incorporated by reference to Exhibit 4.1 to Ameris Bancorp’s Current Report on Form 8-K filed with the Commission on July 1, 2014).
4.24	First Supplemental Indenture dated as of June 30, 2014 by and among Ameris Bancorp and Wells Fargo Bank, National Association (pertaining to Indenture dated as of August 27, 2003) (incorporated by reference to Exhibit 4.2 to Ameris Bancorp’s Current Report on Form 8-K filed with the Commission on July 1, 2014).
4.25	Form of Junior Subordinated Debt Security Due 2033 (included as Exhibit A to the Indenture filed as Exhibit 4.1 to Ameris Bancorp’s Current Report on Form 8-K filed with the Commission on July 1, 2014).
4.26	Indenture between Ameris Bancorp (as successor to Coastal Bankshares, Inc.) and U.S. Bank National Association dated as of December 14, 2005 (incorporated by reference to Exhibit 4.4 to Ameris Bancorp’s Current Report on Form 8-K filed with the Commission on July 1, 2014).
4.27	First Supplemental Indenture dated as of June 30, 2014 by and among Ameris Bancorp, Coastal Bankshares, Inc. and U.S. Bank National Association (pertaining to Indenture dated as of December 14, 2005) (incorporated by reference to Exhibit 4.5 to Ameris Bancorp’s Current Report on Form 8-K filed with the Commission on July 1, 2014).
4.28	Form of Junior Subordinated Debt Security Due 2035 (included as Exhibit A to the Indenture filed as Exhibit 4.4 to Ameris Bancorp’s Current Report on Form 8-K filed with the Commission on July 1, 2014).
4.29	Indenture between Ameris Bancorp (as successor to Merchants & Southern Banks of Florida, Incorporated) and Wilmington Trust Company dated as of March 17, 2005 (incorporated by reference to Exhibit 4.1 to Ameris Bancorp’s Current Report on Form 8-K filed with the Commission on May 27, 2015).
4.30	First Supplemental Indenture dated as of May 22, 2015 by and among Ameris Bancorp, Merchants & Southern Banks of Florida, Incorporated and Wilmington Trust Company (pertaining to Indenture dated as of March 17, 2005) (incorporated by reference to Exhibit 4.2 to Ameris Bancorp’s Current Report on Form 8-K filed with the Commission on May 27, 2015).
4.31	Form of Floating Rate Junior Subordinated Deferrable Interest Debenture Due 2035 (included as Exhibit A to the Indenture filed as Exhibit 4.1 to Ameris Bancorp’s Current Report on Form 8-K filed with the Commission on May 27, 2015).
4.32	Indenture between Ameris Bancorp (as successor to Merchants & Southern Banks of Florida, Incorporated) and Wilmington Trust Company dated as of March 30, 2006 (incorporated by reference to Exhibit 4.4 to Ameris Bancorp’s Current Report on Form 8-K filed with the Commission on May 27, 2015).
4.33	First Supplemental Indenture dated as of May 22, 2015 by and among Ameris Bancorp, Merchants & Southern Banks of Florida, Incorporated and Wilmington Trust Company (pertaining to Indenture dated as of March 30, 2006) (incorporated by reference to Exhibit 4.5 to Ameris Bancorp’s Current Report on Form 8-K filed with the Commission on May 27, 2015).
4.34	Form of Floating Rate Junior Subordinated Deferrable Interest Debenture Due 2036 (included as Exhibit A to the Indenture filed as Exhibit 4.4 to Ameris Bancorp’s Current Report on Form 8-K filed with the Commission on May 27, 2015).
4.35	Indenture between Ameris Bancorp (as successor to Jacksonville Bancorp, Inc.) and Wilmington Trust Company dated as of June 17, 2004 (incorporated by reference to Exhibit 4.1 to Ameris Bancorp’s Current Report on Form 8-K filed with the Commission on March 14, 2016).
4.36	First Supplemental Indenture dated as of March 11, 2016 by and among Ameris Bancorp, Jacksonville Bancorp, Inc. and Wilmington Trust Company (incorporated by reference to Exhibit 4.2 to Ameris Bancorp’s Current Report on Form 8-K filed with the Commission on March 14, 2016).
4.37	Form of Floating Rate Junior Subordinated Deferrable Interest Debenture Due 2034 (included as Exhibit A to the Indenture filed as Exhibit 4.1 to Ameris Bancorp’s Current Report on Form 8-K filed with the Commission on March 14, 2016).

4.38	Indenture between Ameris Bancorp (as successor to Jacksonville Bancorp, Inc.) and Wilmington Trust Company dated as of September 15, 2005 (incorporated by reference to Exhibit 4.4 to Ameris Bancorp’s Current Report on Form 8-K filed with the Commission on March 14, 2016).
4.39	Second Supplemental Indenture dated as of March 11, 2016 by and among Ameris Bancorp, Jacksonville Bancorp, Inc. and Wilmington Trust (incorporated by reference to Exhibit 4.5 to Ameris Bancorp’s Current Report on Form 8-K filed with the Commission on March 14, 2016).
4.40	Form of Fixed/Floating Rate Junior Subordinated Deferrable Interest Debenture Due 2035 (included as Exhibit A to the Indenture filed as Exhibit 4.4 to Ameris Bancorp’s Current Report on Form 8-K filed with the Commission on March 14, 2016).
4.41	Indenture between Ameris Bancorp (as successor to Jacksonville Bancorp, Inc.) and Wilmington Trust Company dated as of December 14, 2006 (incorporated by reference to Exhibit 4.7 to Ameris Bancorp’s Current Report on Form 8-K filed with the Commission on March 14, 2016).
4.42	First Supplemental Indenture dated as of March 11, 2016 by and among Ameris Bancorp, Jacksonville Bancorp, Inc. and Wilmington Trust Company (incorporated by reference to Exhibit 4.8 to Ameris Bancorp’s Current Report on Form 8-K filed with the Commission on March 14, 2016).
4.43	Form of Floating Rate Junior Subordinated Deferrable Interest Debenture Due 2036 (included as Exhibit A to the Indenture filed as Exhibit 4.7 to Ameris Bancorp’s Current Report on Form 8-K filed with the Commission on March 14, 2016).
4.44	Indenture between Ameris Bancorp (as successor to Jacksonville Bancorp, Inc.) and Wells Fargo Bank, National Association dated as of June 20, 2008 (incorporated by reference to Exhibit 4.10 to Ameris Bancorp’s Current Report on Form 8-K filed with the Commission on March 14, 2016).
4.45	First Supplemental Indenture dated as of March 11, 2016 by and between Ameris Bancorp and Wells Fargo Bank, National Association (incorporated by reference to Exhibit 4.11 to Ameris Bancorp’s Current Report on Form 8-K filed with the Commission on March 14, 2016).
4.46	Form of Junior Subordinated Debt Security Due 2038 (included as Exhibit A to the Indenture filed as Exhibit 4.10 to Ameris Bancorp’s Current Report on Form 8-K filed with the Commission on March 14, 2016).
4.47	Subordinated Debt Indenture dated as of March 13, 2017 by and between Ameris Bancorp and Wilmington Trust, National Association (incorporated by reference to Exhibit 4.1 to Ameris Bancorp’s Current Report on Form 8-K filed with the Commission on March 13, 2017).
4.48	First Supplemental Indenture, dated as of March 13, 2017, by and between Ameris Bancorp and Wilmington Trust, National Association (incorporated by reference to Exhibit 4.2 to Ameris Bancorp’s Current Report on Form 8-K filed with the Commission on March 13, 2017).
4.49	Form of 5.75% Fixed-to-Floating Rate Subordinated Note due 2027 (included as Exhibit A to the First Supplemental Indenture filed as Exhibit 4.2 to Ameris Bancorp’s Current Report on Form 8-K filed with the Commission on March 13, 2017).
4.50	Indenture dated as of November 10, 2005 by and between Ameris Bancorp (as successor to Hamilton State Bancshares, Inc.) and Wilmington Trust Company (incorporated by reference to Exhibit 4.1 to Ameris Bancorp’s Current Report on Form 8-K filed with the Commission on July 2, 2018).
4.51	Second Supplemental Indenture dated as of June 29, 2018 by and among Ameris Bancorp, Hamilton State Bancshares, Inc. and Wilmington Trust Company (incorporated by reference to Exhibit 4.2 to Ameris Bancorp’s Current Report on Form 8-K filed with the Commission on July 2, 2018).
4.52	Form of Fixed/Floating Rate Junior Subordinated Deferrable Interest Debenture (included as Exhibit A to the Indenture filed as Exhibit 4.1 to Ameris Bancorp’s Current Report on Form 8-K filed with the Commission on July 2, 2018).
4.53	Indenture between Ameris Bancorp (as successor to Fidelity Southern Corporation) and U.S. Bank National Association, dated as of June 26, 2003 (incorporated by reference to Exhibit 4.1 to Ameris Bancorp’s Current Report on Form 8-K filed with the Commission on July 1, 2019).
4.54	First Supplemental Indenture, among Ameris Bancorp, Fidelity Southern Corporation and U.S. Bank National Association, dated as of July 1, 2019 (incorporated by reference to Exhibit 4.2 to Ameris Bancorp’s Current Report on Form 8-K filed with the Commission on July 1, 2019).
4.55	Form of Floating Rate Junior Subordinated Deferrable Interest Debentures due 2033 (incorporated by reference to Exhibit 4.3 to Ameris Bancorp’s Current Report on Form 8-K filed with the Commission on July 1, 2019).
4.56	Indenture between Ameris Bancorp (as successor to Fidelity Southern Corporation) and Wilmington Trust Company, dated as of March 17, 2005 (incorporated by reference to Exhibit 4.4 to Ameris Bancorp’s Current Report on Form 8-K filed with the Commission on July 1, 2019).

4.57	First Supplemental Indenture, among Ameris Bancorp, Fidelity Southern Corporation and Wilmington Trust Company, dated as of July 1, 2019 (incorporated by reference to Exhibit 4.5 to Ameris Bancorp’s Current Report on Form 8-K filed with the Commission on July 1, 2019).
4.58	Form of Floating Rate Junior Subordinated Deferrable Interest Debentures due 2035 (incorporated by reference to Exhibit 4.6 to Ameris Bancorp’s Current Report on Form 8-K filed with the Commission on July 1, 2019).
4.59	Indenture between Ameris Bancorp (as successor to Fidelity Southern Corporation) and Wilmington Trust Company, dated as of August 20, 2007 (incorporated by reference to Exhibit 4.7 to Ameris Bancorp’s Current Report on Form 8-K filed with the Commission on July 1, 2019).
4.60	First Supplemental Indenture, among Ameris Bancorp, Fidelity Southern Corporation and Wilmington Trust Company, dated as of July 1, 2019 (incorporated by reference to Exhibit 4.8 to Ameris Bancorp’s Current Report on Form 8-K filed with the Commission on July 1, 2019).
4.61	Form of Fixed/Floating Rate Junior Subordinated Deferrable Interest Debentures due 2037 (incorporated by reference to Exhibit 4.9 to Ameris Bancorp’s Current Report on Form 8-K filed with the Commission on July 1, 2019).
4.62	Second Supplemental Indenture, dated as of December 6, 2019, by and between Ameris Bancorp and Wilmington Trust, National Association, as trustee (incorporated by reference to Exhibit 4.2 to Ameris Bancorp's Current Report on Form 8-K filed with the Commission on December 6, 2019).
4.63	Form of 4.25% Fixed-to-Floating Subordinated Notes due 2029 (incorporated by reference to Exhibit 4.3 to Ameris Bancorp’s Current Report on Form 8-K filed with the Commission on December 6, 2019).
4.64	Form of Global Note representing Fixed/Floating Rate Subordinated Notes due 2030 (incorporated by reference to Exhibit 4.56 to Ameris Bancorp's Annual Report on Form 10-K filed with the Commission on March 9, 2020).
4.65	Description of the Registrant's Securities Registered Pursuant to Section 12 of the Securities Exchange Act of 1934 (incorporated by reference to Exhibit 4.57 to Ameris Bancorp’s Annual Report on Form 10-K filed with the Commission on February 26, 2021).
4.66	Third Supplemental Indenture, dated as of September 28, 2020, by and between Ameris Bancorp and Wilmington Trust, National Association, as trustee (incorporated by reference to Exhibit 4.2 to Ameris Bancorp's Current Report on Form 8-K filed with the Commission on September 28, 2020).
4.67	Form of 3.875% Fixed-to-Floating Subordinated Notes due 2030 (incorporated by reference to Exhibit 4.3 to Ameris Bancorp's Current Report on Form 8-K filed with the Commission on September 28, 2020).
5.1	Legal opinion of Rogers & Hardin LLP (incorporated by reference to Exhibit 5.1 to Ameris Bancorp’s Registration Statement on Form S-8, filed with the Commission on November 26, 2014 (File No. 333-200597)).
5.2	Legal opinion of Rogers & Hardin LLP.
10.1	Ameris Bancorp 2014 Omnibus Equity Compensation Plan (incorporated by reference to Appendix A to Ameris Bancorp’s definitive Proxy Statement filed with the Commission on April 17, 2014).
10.2	Ameris Bancorp 2021 Omnibus Equity Incentive Plan (incorporated by reference to Exhibit B to Ameris Bancorp’s definitive Proxy Statement filed with the Commission on April 26, 2021).
23.1	Consent of Crowe LLP.
23.2	Consent of Rogers & Hardin LLP (included in Exhibit 5.2).
24.1	Powers of Attorney (included on signature page).

Item 9.	Undertakings.

(a)            The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the “Securities Act”);

(ii)	To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in this Registration Statement, and;

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

(2)	That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b)            The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)            Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer, or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Atlanta, State of Georgia, on July 15, 2021.

AMERIS BANCORP

By:	/s/ H. Palmer Proctor, Jr.
H. Palmer Proctor, Jr.
Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS that each person whose signature appears below hereby constitutes and appoints H. Palmer Proctor, Jr. and Nicole S. Stokes, and each of them singly, his or her true and lawful attorney-in-fact and agent with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments, including post-effective amendments, to this Registration Statement (any of which amendments may make such changes and additions to this Registration Statement as such attorneys-in-fact may deem necessary or appropriate) and to file the same, with all exhibits thereto, and any other documents that may be required in connection therewith, granting unto said attorneys-in-fact and agents full power and authority to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Post-Effective Amendment No. 1 to Registration Statement has been signed by the following persons on behalf of the Registrant and in the capacities indicated on the 15th day of July, 2021.

Signature	Title	Date

/s/ H. Palmer Proctor, Jr.	Chief Executive Officer and Director (Principal Executive Officer)	July 15, 2021
H. Palmer Proctor, Jr.
/s/ Nicole S. Stokes	Corporate Executive Vice President and Chief Financial Officer	July 15, 2021
Nicole S. Stokes	(Principal Financial Officer and Principal Accounting Officer)
/s/ William I. Bowen, Jr.	Director	July 15, 2021
William I. Bowen, Jr.
/s/ Rodney D. Bullard	Director	July 15, 2021
Rodney D. Bullard
/s/ Wm. Millard Choate	Director	July 15, 2021
Wm. Millard Choate
/s/ R. Dale Ezzell	Director	July 15, 2021
R. Dale Ezzell
/s/ Leo J. Hill	Director	July 15, 2021
Leo J. Hill

/s/ Daniel B. Jeter	Director	July 15, 2021
Daniel B. Jeter
/s/ Robert P. Lynch	Director	July 15, 2021
Robert P. Lynch
/s/ Elizabeth A. McCague	Director	July 15, 2021
Elizabeth A. McCague
/s/ James B. Miller, Jr.	Executive Chairman of the Board	July 15, 2021
James B. Miller, Jr.
/s/ Gloria A. O’Neal	Director	July 15, 2021
Gloria A. O’Neal
/s/ William H. Stern	Director	July 15, 2021
William H. Stern
/s/ Jimmy D. Veal	Director	July 15, 2021
Jimmy D. Veal